UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    May 10, 2007

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     At the Annual Meeting of Stockholders held on May 10, 2007, the stockholders of Millennium Pharmaceuticals, Inc. (the “Company”) approved the Millennium Pharmaceuticals, Inc. 2007 Incentive Plan (the “Plan”). The Plan authorizes the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards or cash awards to the Company’s employees, officers, directors, consultants and advisors. Under the Plan, 25,000,000 shares of the Company’s common stock are available for equity grants, subject to adjustment under the terms of the Plan. With respect to future grants of awards, the Plan replaces the Company’s 1996 Equity Incentive Plan, 1997 Equity Incentive Plan, 2000 Stock Incentive Plan and COR Therapeutics, Inc. 1991 Equity Incentive Plan, which the Company assumed as successor to COR Therapeutics, Inc. under which, as of May 10, 2007, the Company may not grant any additional awards.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Copies of the form of terms of stock option and the form of restricted stock agreement to be used for grants under the Plan are incorporated herein by reference to Exhibit No. 99.2 and Exhibit No. 99.3 filed with this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders held on May 10, 2007, the Company’s stockholders approved amendments to the Company’s Restated Certificate of Incorporation, as amended, to declassify the Company’s Board of Directors so that all directors are elected annually and to eliminate supermajority voting provisions, including a provision relating to removal of directors. These amendments are described in the Company’s definitive proxy statement for the Annual Meeting of Stockholders to be held on May 10, 2007, filed with the Securities and Exchange Commission. The Company’s Restated Certificate of Incorporation, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company’s Board of Directors approved corresponding amendments to the Company’s By-laws to declassify the Board and eliminate the supermajority voting provisions. The Company’s Second Amended and Restated By-laws are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

The Company’s Board of Directors has approved changes to the Company’s compensation arrangements for non-employee directors. These changes were recommended to the Board by the Board Governance Committee and the Compensation and Talent Committee and reflect the Committees’ discussions with the Board’s compensation consultant.

Effective May 10, 2007, the changes to the compensation of non-employee directors are as follows:

        Annual Retainer. Non-employee directors will receive a basic annual retainer of $50,000, an increase of $10,000 over the current $40,000 basic annual retainer. The additional annual retainer for service as chairman, vice chairman, audit committee chairman and other committee chairman did not change.

        Board Meeting Fees. Non-employee directors will receive a fee of $2,500 for attendance in person at a Board meeting, an increase of $500 over the current $2,000 fee, and will receive $1,500 for attendance by telephone, an increase of $500 over the current $1,000 fee.

        Committee Meeting Fees. Non-employee directors will receive a fee of $1,500 for attendance in person at a Board committee meeting, an increase of $500 over the current $1,000 fee, and will receive $1,000 for attendance by telephone, an increase of $250 over the current $750 fee.

        Stock Option Grants. Initial and annual stock option grants will no longer be made in three installments. The initial grant of 35,000 shares will be made on the date the director is first elected and the annual grants will be made each year on the last business day of the month in which the annual meeting of stockholders occurs. The basic annual grant will be for 20,000 shares, an increase of 5,000 shares from the current aggregate annual grant of 15,000 shares. The initial grant will vest 25% annually over four years, a change from the current monthly vesting over four years. The annual grants will vest 100% on the one year anniversary of the grant date, a change from the current monthly vesting over one year. The additional annual stock option grants for service as chairman, vice chairman, audit committee chairman and other committee chairman will also now vest 100% on the one year anniversary of the grant date but otherwise did not change.

        Restricted Stock Unit Awards. Non-employee directors will receive a restricted stock unit award for 5,000 shares each year on the last business day of the month in which the annual meeting of stockholders occurs. This is a new addition to director compensation.

The total compensation that the Company pays to non-employee directors for their service as directors, effective as of May 10, 2007, is described on Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item    9.01    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: May 10, 2007	By	/s/ LAURIE B. KEATING

Laurie B. Keating
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation, as amended

3.2	Second Amended and Restated By-laws

99.1	2007 Incentive Plan

99.2	Form of Terms of Stock Option Granted Under 2007 Incentive Plan

99.3	Form of Restricted Stock Agreement Under 2007 Incentive Plan

99.4	Description of Non-Employee Director Compensation